KLA-TENCOR CORPORATION
2004 EQUITY INCENTIVE PLAN
As Amended and Restated (as of November 7, 2018)
1.Purposes of the Plan. The purposes of this 2004 Equity Incentive Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Service Providers, and

•	to promote the success of the Company’s business.
Awards granted under the Plan may be Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock Units, Performance Shares, Performance Units, or Deferred Stock Units, as determined by the Administrator at the time of grant.
2.Definitions. As used herein, the following definitions shall apply:
(a)    “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.
(b)    “Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles.
(c)    “Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.
(d)    “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock Units, Performance Shares, Performance Units or Deferred Stock Units.
(e)    “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(f)    “Awarded Stock” means the Common Stock subject to an Award.
(g)    “Board” means the Board of Directors of the Company.
(h)    “Cash Position” means the Company’s level of cash and cash equivalents.
(i)    “Change of Control” means the occurrence of any of the following events, in one or a series of related transactions:
(i)    any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company or a Company employee benefit plan, including any trustee of such plan acting as trustee, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or
(ii)    the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total combined voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii)    the consummation of the sale or disposition by the Company of all or substantially all the Company’s assets; or
(iv)    a change in the composition of the Board, as a result of which fewer than a majority of the Directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are Directors as of the date this Plan is approved by the Board, or (B) are subsequently elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors and whose election or nomination was not in connection with any transaction described in (i) or (ii) above or in connection with an actual or threatened proxy contest relating to the election of Directors of the Company.
(j)    “Code” means the Internal Revenue Code of 1986, as amended.
(k)    “Committee” means a Committee appointed by the Board in accordance with Section 4 of the Plan.
(l)    “Common Stock” means the Common Stock of the Company.
(m)    “Company” means KLA-Tencor Corporation.
(n)    “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services.
(o)    “Deferred Stock Unit” means a deferred stock unit Award granted to a Participant pursuant to Section 14.
(p)    “Director” means a member of the Board.
(q)    “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.
(r)    “Dividend Equivalent” means a credit, made at the discretion of the Administrator or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share (other than an SAR or Option) represented by an Award held by such Participant.
(s)    “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence in excess of three (3) months will result in the loss of Incentive Stock Option status, unless the Participant is provided with the right to reemployment upon expiration of such leave by statute or contract. If such right to reemployment upon expiration of a leave of absence approved by the Company is not so provided to the Participant, then upon the expiration of the six (6) month period measured from the commencement date of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.
(t)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(u)    “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)    If the Common Stock is listed on any established stock exchange, including (without limitation) the Nasdaq Global or Global Select Market, the Fair Market Value per Share shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)    If the Common Stock is not listed on any established stock exchange but is quoted on the Nasdaq System or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value per Share shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii)    In the absence of an established market for the Common Stock, the Fair Market Value per Share shall, for purposes of Incentive Stock Options, be determined in good faith by the Administrator and shall, for purposes of all other Awards, be determined by the Administrator through the reasonable application of a reasonable valuation method that takes into account the applicable valuation factors set forth in the regulations issued under Section 409A of the Code.
(v)    “Fiscal Year” means a fiscal year of the Company.
(w)    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(x)    “Net Income” means, as to any Fiscal Year, the income after taxes of the Company for that Fiscal Year, as determined in accordance with generally accepted accounting principles.
(y)    “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
(z)    “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Option Agreement.
(aa)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(a)“Operating Cash Flow” means the Company’s (or a business unit’s) Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.
(a)“Operating Income” means the Company’s (or a business unit’s) income from operations, excluding any unusual items, determined in accordance with generally accepted accounting principles.
(bb)    “Option” means a stock option granted pursuant to the Plan.
(cc)    “Option Agreement” means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.
(dd)    “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(ee)    “Participant” means the holder of an outstanding Award granted under the Plan.
(a)“Performance Goals” means any of the following performance criteria upon which the vesting of one or more Awards under the Plan may be based: (i) Total Stockholder Return; (ii) earnings or Net Income per share; (iii) Net Income or Operating Income; (iv) earnings before interest, taxes, depreciation, amortization and/or stock-based compensation costs, or operating income before depreciation and amortization; (v) sales or Annual Revenue targets; (vi) Return on Assets, Return on Equity or Return on Sales; (vii) cash flow or Operating Cash Flow or Cash Position; (viii) market share; (ix) cost reduction goals; (x) budget comparisons; (xi) operating margin; (xii) implementation or completion of projects or processes strategic or critical to the Company’s business operations; (xiii) measures of customer satisfaction; (xiv) any combination of, or a specified increase in, any of the foregoing; (xv) economic value added; and (xvi) the formation of joint ventures, research and development collaborations, marketing or customer service collaborations, or the completion of other corporate transactions intended to enhance the Company’s revenue or profitability or expand its customer base. In addition, such Performance Goals may be based upon the attainment of specified levels of the Company’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Company’s business units or divisions or any Parent or Subsidiary. Each applicable Performance Goal may include a minimum threshold level of performance below which no Award will be earned, levels of performance at which specified portions of an Award will be earned and a maximum level of performance at which an Award will be fully earned. Each applicable Performance Goal may be structured at the time of the Award to provide for appropriate adjustment for one or more of the following items: (A) asset impairments or write-downs; (B) litigation judgments or claim settlements; (C) the effect of changes in tax laws, accounting principles or other laws, regulations or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) extraordinary, nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (F) the operations of any business acquired by the Company; (G) divestitures of one or more business operations or the assets thereof and (H) any other adjustment consistent with the operation of the Plan.
(ff)    “Performance Share” means a performance share Award granted to a Participant pursuant to Section 12.
(gg)    “Performance Unit” means a performance unit Award granted to a Participant pursuant to Section 13.
(hh)    “Plan” means this 2004 Equity Incentive Plan.
(ii)    “Restricted Stock Unit” means an Award made pursuant to Section 11 of the Plan which will entitle the Participant to receive a share of Common Stock upon the vesting of that unit.
(a)“Return on Assets” means the percentage equal to the Company’s (or a business unit’s) Operating Income before incentive compensation, divided by the Company’s (or business unit’s) average net assets, determined in accordance with generally accepted accounting principles.
(a)“Return on Equity” means the percentage equal to the Company’s Net Income divided by average stockholders’ equity, determined in accordance with generally accepted accounting principles.
(a)“Return on Sales” means the percentage equal to the Company’s (or a business unit’s) Operating Income before incentive compensation, divided by the Company’s (or business unit’s) revenue, determined in accordance with generally accepted accounting principles.
(jj)    “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(kk)    “Section 16(b)” means Section 16(b) of the Exchange Act.
(ll)    “Service Provider” means an Employee, Consultant or Director.
(mm)    “Share” means a share of the Common Stock, as adjusted in accordance with Section 18 of the Plan.
(nn)    “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Section 10 hereof.
(oo)    “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(pp)     “Total Stockholder Return” means the total return (change in share price plus reinvestment of any dividends) of a Share.
3.Stock Subject to the Plan. Subject to the provisions of Section 18 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is limited to 46,900,000 Shares. Such share reserve includes: (i) the initial reserve of 11,000,000 Shares plus 1,500,000 Shares subject to outstanding options under the Company’s 1982 Stock Option Plan and the Company’s 2000 Nonstatutory Stock Option Plan that subsequently expired unexercised; (ii) an increase of 8,500,000 Shares, approved by the Board and subsequently approved by the stockholders in November 2007; (iii) an increase of 11,000,000 Shares, approved by the Board and subsequently approved by the stockholders in November 2009, (iv) an additional increase of 2,900,000 Shares, approved by the Board subject to stockholder approval at the Company’s Annual Meeting of Stockholders in November 2013, and (v) an additional increase of 12,000,000 Shares approved by the Board subject to stockholder approval at the Company’s Annual Meeting of Stockholders in November 2018.
Any Shares issued upon the exercise of Options or SARs shall be counted against the numerical limits of this Section 3 as one share for every share so issued. Any Shares issued pursuant to Restricted Stock Unit, Performance Share, Performance Unit, Deferred Stock Unit Awards, or Dividend Equivalents for cash consideration per Share or unit less than 100% of Fair Market Value on the award date shall be counted against the numerical limits of this Section 3 as (a) for any such Restricted Stock Unit,

Performance Share, Performance Unit or Deferred Stock Unit Awards granted prior to November 6, 2013, 1.8 Shares for every one Share so issued; and (b) for any such Restricted Stock Unit, Performance Share, Performance Unit, Deferred Stock Unit Awards or Dividend Equivalents granted on or after November 6, 2013, 2.0 Shares for every one Share so issued.
The Shares may be authorized, but unissued, or reacquired Common Stock.
If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock Units, Performance Shares, Performance Units or Deferred Stock Units, is forfeited by the Participant or any unvested Shares issued pursuant to that Award are repurchased by the Company at a price per share not greater than the original issue price, then the Shares not issued under such Award or any issued but unvested Shares forfeited or repurchased under such Award shall become available for future issuance under the Plan (unless the Plan has terminated). Upon the exercise of a SAR settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. However, Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future issuance under the Plan; provided, however, that if unvested Shares issued pursuant to Restricted Stock Units, Performance Shares, Performance Units or Deferred Stock Units are repurchased by the Company at their original issue price or are forfeited by the Participants, then such Shares shall become available for future issuance under the Plan. Shares used to pay the exercise or issue price for the Shares subject to an Option or other Award shall not become available for future issuance under the Plan. To the extent an Award under the Plan or Dividend Equivalents granted in connection with any Award under the Plan are paid out in cash rather than Common Stock, such cash payment shall not result in reducing the number of Shares available for issuance under the Plan. Shares withheld by the Company in satisfaction of the applicable withholding taxes upon the issuance, vesting or settlement of Awards shall not be available for future issuance under the Plan.
4.Administration of the Plan.
(a)    Procedure.
(i)    Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.
(ii)    Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options or other Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.
(iii)    Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured so as to satisfy the requirements for exemption under Rule 16b-3.
(iv)    Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted so as to satisfy Applicable Laws.
(b)    Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:
(i)    to determine the Fair Market Value of the Common Stock in accordance with Section 2(u) of the Plan;
(ii)    to select the Service Providers to whom Awards may be granted hereunder;
(iii)    to determine when and to what extent Awards or any combination thereof are to be granted hereunder;
(iv)    to determine the number of shares of Common Stock or equivalent units to be covered by each Award granted hereunder;
(v)    to approve forms of agreement for use under the Plan;

(vi)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or SARs may be exercised or other Awards vest (which may be based on performance criteria), the issue dates for the Shares underlying such Awards (other than Options or SARs), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;
(vii)    to construe and interpret the terms of the Plan and Awards;
(viii)    to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;
(ix)    to modify or amend each Award (subject to Section 20(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options and SARs longer than is otherwise provided for in the Plan;
(x)    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xi)    to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise, vesting or settlement of an Award that number of Shares having a fair market value not in excess of the maximum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (or, if such tax determination date is not a market trading day, then the fair market value shall be determined as of the market trading day immediately prior to such tax determination date). All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable. The Administrator may also structure one or more such Awards so that a portion of the underlying Shares will automatically be withheld to satisfy the applicable withholding taxes upon the issuance, vesting or settlement of those Awards;
(xii)    to determine the terms and restrictions applicable to Awards; and
(xiii)    to determine whether Awards (other than Options or SARs) will be adjusted for Dividend Equivalents; and
(xiv)    to make all other determinations deemed necessary or advisable for administering the Plan.
(c)    Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.
5.Eligibility. Restricted Stock Units, Performance Shares, Performance Units, Stock Appreciation Rights, Deferred Stock Units and Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
6.No Employment Rights. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s employment with the Company or its Subsidiaries, nor shall they interfere in any way with the Participant’s right or the Company’s or Subsidiary’s right, as the case may be, to terminate such employment at any time, with or without cause or notice.
7.Code Section 162(m) Provisions.
(a)Option and SAR Annual Share Limit. No Participant shall be granted, in any Fiscal Year, Options and Stock Appreciation Rights to purchase more than 400,000 Shares in the aggregate; provided, however, that such limit shall be increased to 1,200,000 Shares for the Fiscal Year in which the Participant commences Service Provider status.
(a)Restricted Stock and Performance Share Annual Limit. No Participant shall be granted, in any Fiscal Year, Restricted Stock Units and/or Performance Shares covering more than 200,000 Shares in the aggregate; provided, however, that such limit shall be increased to 600,000 Shares for the Fiscal Year in which the Participant commences Service Provider status.

(a)Performance Units Annual Limit. No Participant shall receive Performance Units, in any Fiscal Year, having an initial value greater than $1,000,000 in the aggregate; provided, however, that such limit shall be increased to $3,000,000 for the Fiscal Year in which the Participant commences Service Provider status.
(a)Section 162(m) Performance Restrictions. For purposes of qualifying Awards of Restricted Stock Units, Performance Shares, Performance Units or Deferred Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock Units, Performance Shares, Performance Units or Deferred Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code. With respect to Restricted Stock Units, Performance Shares, Performance Units or Deferred Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of that Award under Section 162(m) of the Code (e.g., in setting the Performance Goals and in subsequently certifying the attainment of those goals). No performance vesting requirements used to qualify such Awards as performance-based compensation under Section 162(m) of the Code may be waived by the Administrator, except in the event of an involuntary termination of the Participant’s Service Provider status or as otherwise provided in Section 18(c).
(a)Changes in Capitalization. The numerical limitations in Sections 7(a) and (b) shall be adjusted equitably and proportionately in connection with any change in the Company’s capitalization as described in Section 18(a).
8.Term of Plan. The Plan shall continue in effect until November 6, 2023 (i.e. for a term of ten (10) years following the date upon which the Company’s stockholders approved the Plan in 2013).
9.Stock Options.
(a)    Term. The term of each Option shall be stated in the Notice of Grant; provided, however, that the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.
(b)    Option Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per Share on the date of grant; provided, however, that in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.
(c)    No Repricing. The exercise price for an Option may not be reduced without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the Option as well as an Option exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, SAR or other Award under the Plan, cash or a combination thereof.
(d)    Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period or until performance milestones are satisfied.
(e)    Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Subject to Applicable Laws, such consideration may consist entirely of:
(i)    cash;
(ii)    check;

(iii)    other Shares which (A) in the case of Shares acquired upon exercise of an Option, have been owned by the Participant for the period (if any) necessary to avoid any resulting charge to the Company’s earnings for financial accounting purposes and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;
(iv)    a broker-dealer sale and remittance program pursuant to which the Participant shall (A) provide instructions (either in writing or electronically) to a Company designated brokerage firm (or, with respect to Participants subject to Section 16(b), a broker reasonably satisfactory to the Company for purposes of administering such procedure in accordance with the Company’s pre-clearance/pre-notification policies) to effect the immediate sale of some or all of the purchased Shares and remit to the Company on the settlement date sufficient funds to cover the aggregate exercise price payable for the purchased Shares and any applicable withholding taxes and (B) shall provide directives (either in writing or electronically) to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm on the settlement date in order to complete the sale transaction;
(v)    any combination of the foregoing methods of payment; or
(vi)    such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.
(f)    Exercise of Option; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.
An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised, unless the sale and remittance procedure under Section 9(e)(iv) is utilized. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares covered by the Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 18 of the Plan. Exercising an Option in any manner shall decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.
(g)    Termination of Relationship as a Service Provider. If a Participant terminates Service Provider status, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination of Service Provider status. If, on the date of such termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If, after termination of Service Provider status, the Participant does not exercise the vested portion of his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by the vested Option shall revert to the Plan.
(h)    Disability. If a Participant terminates Service Provider status as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination of Service Provider status by reason of Disability. If, on the date of such termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If, after termination of Service Provider status, the Participant does not exercise the vested portion of his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by the vested Option shall revert to the Plan.
(i)    Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Option Agreement (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s death. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
(j)    Special Extension of Exercise Period. The Administrator may include in the Award Agreement for one or more Option grants made under the Plan an automatic extension provision whereby the specified post-termination exercise period in effect for each such Option shall automatically be extended by an additional period of time equal in duration to any interval within the specified post-termination exercise period during which the exercise of that Option or the immediate sale of the Shares acquired under such Option could not be effected in compliance with Applicable Laws, but in no event shall such an extension result in the continuation of any such Option beyond the expiration date of the term of that Option.
(k)    ISO $100,000 Rule. Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to a Participant’s Incentive Stock Options granted by the Company or any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 9(k), Incentive Stock Options shall be taken into account in the order in which they were granted, except to the extent otherwise provided under Applicable Law, and the Fair Market Value of the Shares shall be determined as of the time of grant.
10.Stock Appreciation Rights.
(a)    Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant, subject to the express limitations of the Plan.
(b)    Exercise Price and other Terms. Subject to Section 7(a) of the Plan, the Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that (i) no SAR may have a term of more than ten (10) years from the date of grant and (ii) the per share exercise price for the Shares or cash to be issued pursuant to exercise of an SAR shall be no less than 100% of the Fair Market Value per Share on the date of grant. The exercise price for the Shares or cash to be issued pursuant to an already granted SAR may not be changed without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the SAR as well as an SAR exchange program whereby the Participant agrees to cancel an existing SAR in exchange for an Option, SAR or other Award under the Plan, cash or a combination thereof.
(c)    Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(i)    the amount by which the Fair Market Value per Share on the date of exercise exceeds the exercise price; times
(ii)    the number of Shares with respect to which the SAR is exercised.
(d)    Payment upon Exercise of SAR. At the discretion of the Administrator, payment for a SAR may be in cash, Shares or a combination thereof.
(e)    SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.
(f)    Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement, but in no event shall such term exceed ten (10) years.

(g)    Termination of Relationship as a Service Provider. If a Participant terminates Service Provider status, other than upon the Participant’s death or Disability, the Participant may exercise his or her SAR within such period of time as is specified in the Award Agreement to the extent that the SAR is vested on the date of such termination (but in no event later than the expiration of the term of such SAR as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the SAR shall remain exercisable for three (3) months following the Participant’s termination of Service Provider status. If, on the date of such termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall immediately revert to the Plan. If, after termination of Service Provider status, the Participant does not exercise the vested portion of his or her SAR within the time specified by the Administrator, the SAR shall terminate, and the Shares covered by the vested SAR shall revert to the Plan.
(h)    Disability. If a Participant terminates Service Provider status as a result of the Participant’s Disability, the Participant may exercise his or her SAR within such period of time as is specified in the Award Agreement to the extent the SAR is vested on the date of such termination (but in no event later than the expiration of the term of such SAR as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the SAR shall remain exercisable for twelve (12) months following the Participant’s termination of Service Provider status by reason of Disability. If, on the date of such termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall immediately revert to the Plan. If, after termination of Service Provider status, the Participant does not exercise the vested portion of his or her SAR within the time specified herein, the SAR shall terminate, and the Shares covered by the vested SAR shall revert to the Plan.
(i)    Death of Participant. If a Participant dies while a Service Provider, the SAR may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement (but in no event may the SAR be exercised later than the expiration of the term of such SAR as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such SAR may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the SAR is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the SAR shall remain exercisable for twelve (12) months following the Participant’s death. If the SAR is not so exercised within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.
(j)    Special Extension of Exercise Period. The Administrator may include in the Award Agreement for one or more SAR Awards made under the Plan an automatic extension provision whereby the specified post-termination exercise period in effect for each such SAR Award shall automatically be extended by an additional period of time equal in duration to any interval within the specified post-termination exercise period during which the exercise of that SAR Award or the immediate sale of the Shares acquired under such Award could not be effected in compliance with Applicable Laws, but in no event shall such an extension result in the continuation of any such SAR Award beyond the expiration date of the term of that Award.
11.Restricted Stock Units.
(a)    Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, Restricted Stock Units may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. Subject to Section 7(b) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares underlying each Award of Restricted Stock Units and (ii) the conditions that must be satisfied for those Shares to vest and become issuable, which typically will be based principally or solely on the continued provision of services but may include a performance-based component. Each Restricted Stock Unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to that Award. The Shares underlying each Restricted Stock Unit Award shall not be issued until the applicable vesting conditions are satisfied. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Restricted Stock Units, except pursuant to Dividend Equivalents if the Administrator so determines in its discretion to grant the same in connection with an Award of Restricted Stock Units.
(b)    Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Restricted Stock Units awarded under the Plan. Restricted Stock Unit Awards shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the Restricted Stock Units are awarded. The Administrator may require the recipient to sign a Restricted Stock Unit Award agreement as a condition of the award. Any certificates representing the Shares of Common Stock issued under such Award shall bear such legends as shall be determined by the Administrator.

(c)    Restricted Stock Unit Award Agreement. Each Restricted Stock Unit Award shall be evidenced by an agreement that shall specify the cash consideration (if any) payable per underlying Share and such other terms and conditions as the Administrator, in its sole discretion, shall determine; provided; however, that if there is a cash issue price payable for the Shares underlying the Restricted Stock Unit Award, such price must be paid no more than ten (10) years following the date of the Award.
(d)    Dividend Equivalents. The Administrator, in its discretion, may provide that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Shares having a record date on or after the grant date of the Award, but prior to the date on which the Restricted Stock Units held by such Participant are settled or forfeited. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units or cash credits (in the Administrator’s discretion) as of the date of payment of such cash dividends on Shares. The amount to be credited to a Participant in connection with a cash dividend payment by the Company shall be determined as follows: (i) If such Participant’s Dividend Equivalents are being credited in the form of additional Restricted Stock Units, the number of additional Restricted Stock Units (rounded to the nearest whole number) shall be determined by dividing (A) the amount of cash dividends payable on such date with respect to the number of Shares then represented by the Restricted Stock Units for which Dividend Equivalents have previously been granted with respect to such awards (for purposes of clarification, this number of “Shares then represented by the Restricted Stock Units” will include any additional Restricted Stock Units that have previously been credited to the Restricted Stock Unit Award as a result of Dividend Equivalents) by (B) the Fair Market Value per Share on such date; and (ii) If such Participant’s Dividend Equivalents are being credited in the form of cash credits, the amount of such cash credits shall be equal to the amount of cash dividends payable on such date with respect to the number of Shares then represented by the Restricted Stock Units for which Dividend Equivalents have previously been granted with respect to such awards. Such additional Restricted Stock Units or cash credits, as applicable, shall be subject to the same terms and conditions, including but not limited to all applicable vesting conditions, such that no Dividend Equivalents shall be paid to a Participant unless and until the Participant has fully satisfied all applicable service-based and performance-based vesting conditions of the underlying Restricted Stock Unit Award. Such additional Restricted Stock Units or cash credits, as applicable, shall be settled at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. Settlement of Dividend Equivalents may be made in cash, Shares, or a combination thereof as determined by the Administrator, and need not be paid on the same basis (i.e., cash versus Shares) as settlement of the related Restricted Stock Units. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company as described in Section 18, appropriate adjustments shall be made to the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the Shares issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same vesting conditions as are applicable to the Award.
12.Performance Shares.
(a)    Grant of Performance Shares. Subject to the terms and conditions of the Plan, Performance Shares may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. Subject to Section 7(b) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares underlying each Performance Share Award and (ii) the conditions that must be satisfied for those Shares to vest and become issuable, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component. Performance Shares shall be granted in the form of units to acquire Shares. Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Performance Shares, except pursuant to Dividend Equivalents if the Administrator so determines in its discretion to grant the same in connection with an Award of Performance Shares.
(b)    Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Shares granted under the Plan. Performance Share Awards shall be subject to the terms, conditions and restrictions determined by the Administrator at the time the Award is made, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Share Award Agreement as a condition of the Award. Any certificates representing the Shares issued under such Award shall bear such legends as shall be determined by the Administrator.
(c)    Performance Share Award Agreement. Each Performance Share Award shall be evidenced by an agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.
(d)    Dividend Equivalents. The Administrator, in its discretion, may provide in the Award Agreement evidencing any Award of Performance Shares that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Shares having a record date on or after the grant date of the Award, but prior to the date on which the Performance Shares are settled or forfeited. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Performance Shares or cash credits (in the Administrator’s discretion) as of the date of payment of such cash dividends on Shares. The amount to be credited to a Participant in connection with a cash dividend payment by the Company shall be determined as follows: (i) If such Participant’s Dividend Equivalents are being credited in the form of additional Performance Shares, the number of additional Performance Shares (rounded to the nearest whole number) shall be determined by dividing (A) the amount of cash dividends payable on such date with respect to the number of Shares then represented by the Performance Shares for which Dividend Equivalents have previously been granted with respect to such awards (for purposes of clarification, this number of “Shares then represented by the Performance Shares” will include any additional Performance Shares that have previously been credited to the Award of Performance Shares as a result of Dividend Equivalents) by (B) the Fair Market Value per Share on such date; and (ii) If such Participant’s Dividend Equivalents are being credited in the form of cash credits, the amount of such cash credits shall be equal to the amount of cash dividends payable on such date with respect to the number of Shares then represented by the Performance Shares for which Dividend Equivalents have previously been granted with respect to such awards. Such additional Performance Shares or cash credits, as applicable, shall be subject to the same terms and conditions, including but not limited to all applicable performance-based and service-based vesting conditions, such that no Dividend Equivalents shall be paid to a Participant unless and until the Participant has fully satisfied all applicable service-based and performance-based vesting conditions of the underlying Performance Share Award. Such additional Performance Shares or cash credits, as applicable, shall be settled at the same time as the Performance Shares, as applicable, originally subject to the Award of Performance Shares, as applicable. Settlement of Dividend Equivalents may be made in cash, Shares, or a combination thereof as determined by the Administrator, and need not be paid on the same basis (i.e., cash versus Shares) as settlement of the related Performance Share. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company as described in Section 18 appropriate adjustments shall be made to the Participant’s Award of Performance Shares so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the Shares issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same vesting conditions as are applicable to the Award.
13.Performance Units.
(a)    Grant of Performance Units. Performance Units are similar to Performance Shares, except that they shall be settled in a cash equivalent to the Fair Market Value of the underlying Shares, determined as of the vesting date. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the conditions that must be satisfied in order for the awarded Performance Units to vest, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component. Performance Units shall be granted in the form of units to acquire Shares. Each such unit shall be the cash equivalent of one Share of Common Stock. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Performance Units or the cash payable thereunder, except pursuant to Dividend Equivalents if the Administrator so determines in its discretion to grant the same in connection with an Award of Performance Units.
(b)    Number of Performance Units. Subject to Section 7(c) hereof, the Administrator will have complete discretion in determining the number of Performance Units granted to any Participant.
(c)    Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Units granted under the Plan. Performance Unit Awards shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the Award is made, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Unit agreement as a condition of the award. Any certificates representing the units awarded shall bear such legends as shall be determined by the Administrator.
(d)    Performance Unit Award Agreement. Each Performance Unit Award shall be evidenced by an agreement that shall specify such terms and conditions as the Administrator, in its sole discretion, shall determine.
(e)    Dividend Equivalents. The Administrator, in its discretion, may provide in the Award Agreement evidencing any Award of Performance Units that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Shares having a record date on or after the grant date of the Award, but prior to the date on which the Performance Units are settled or forfeited. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Performance Units or cash credits (in the Administrator’s discretion) as of the date of payment of such cash dividends on Shares. The amount to be credited to a Participant in connection with a cash dividend payment by the Company shall be determined as follows: (i) If such Participant’s Dividend Equivalents are being credited in the form of additional Performance Units, the number of additional Performance Units (rounded to the nearest whole number) shall be determined by dividing (A) the amount of cash dividends payable on such date with respect to the number of Shares then represented by the Performance Units for which Dividend Equivalents have previously been granted with respect to such awards (for purposes of clarification, this number of “Shares then represented by the Performance Units” will include any additional Performance Units that have previously been credited to the Award of Performance Units as a result of Dividend Equivalents) by (B) the Fair Market Value per Share on such date; and (ii) If such Participant’s Dividend Equivalents are being credited in the form of cash credits, the amount of such cash credits shall be equal to the amount of cash dividends payable on such date with respect to the number of Shares then represented by the Performance Units for which Dividend Equivalents have previously been granted with respect to such awards. Such additional Performance Units or cash credits, as applicable, shall be subject to the same terms and conditions, including but not limited to all applicable performance-based and service-based vesting conditions, such that no Dividend Equivalents shall be paid to a Participant unless and until the Participant has fully satisfied all applicable service-based and performance-based vesting conditions of the underlying Performance Unit Award. Such additional Performance Units or cash credits, as applicable, shall be settled at the same time as the Performance Units, as applicable, originally subject to the Award of Performance Units, as applicable. Settlement of Dividend Equivalents may be made in cash, Shares, or a combination thereof as determined by the Administrator, and need not be paid on the same basis as settlement of the related Performance Units. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company as described in Section 18 appropriate adjustments shall be made to the Participant’s Award of Performance Units so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the consideration issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same vesting conditions as are applicable to the Award.
14.Deferred Stock Units.
(a)    Description. Deferred Stock Units shall consist of a Restricted Stock Unit, Performance Share or Performance Unit Award that the Administrator, in its sole discretion, permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator. Deferred Stock Units shall remain subject to the claims of the Company’s general creditors until the underlying Shares (or cash equivalent) are distributed to the Participant.
(b)    162(m) Limits. Deferred Stock Units shall be subject to the annual 162(m) limits applicable to the underlying Restricted Stock Unit, Performance Share or Performance Unit Award as set forth in Section 7 hereof.
15.Leaves of Absence. Unless the Administrator provides otherwise or except as otherwise required by Applicable Laws, vesting of Awards granted hereunder shall, effective November 6, 2013, continue during any leave of absence, whether paid or unpaid.
16.Part-Time Service.
(a)    Unless the Administrator provides otherwise or except as otherwise required by Applicable Laws, any service-based vesting of Awards granted hereunder (other than Performance Shares or RSUs) shall be extended on a proportionate basis in the event an Employee on a full-time schedule transitions to a work schedule under which he or she is customarily scheduled to work on less than a full-time basis, or if not on a full-time work schedule, to a schedule requiring fewer hours of service. Such vesting shall be proportionately re-adjusted prospectively in the event that the Employee subsequently becomes regularly scheduled to work additional hours of service.
(b)    Unless the Administrator provides otherwise or except as otherwise required by Applicable Laws, any service-based vesting of Performance Share or RSU Awards granted hereunder shall continue unchanged and unaffected in the event an Employee on a full-time schedule transitions to a work schedule under which he or she is customarily scheduled to work on less than a full-time basis, or if not on a full-time work schedule, to a schedule requiring fewer hours of service.
17.Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

18.Adjustments Upon Changes in Capitalization, Dissolution or Liquidation or Change of Control.
(a)    Changes in Capitalization. The number and/or class of securities covered by each outstanding Award, the number and/or class of securities available for issuance under the Plan (including shares or securities returned to the Plan upon cancellation or expiration of an Award), as well as the exercise or issue price per share in effect under each such outstanding Award (provided the aggregate exercise or issue price shall remain the same) and the 162(m) fiscal-year share issuance limits under Sections 7(a) and (b) hereof shall be equitably and proportionately adjusted to reflect any change to the Common Stock resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, exchange of shares, spin-off transaction, or any other change to the Common Stock effected without receipt of consideration by the Company, and shall also be equitably and proportionally adjusted should the value of the outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Compensation Committee in such manner as it deems appropriate in order to prevent the dilution or enlargement of benefits under the Plan and the outstanding Awards, and such adjustments shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.
(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option or SAR until ten (10) days prior to such transaction as to all of the Shares subject to such Award, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture provisions applicable to any Award shall lapse 100%, and any other vesting and issuance provisions applicable to any Award and the underlying Shares shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent an Award has not been previously exercised (with respect to Options and SARs) or the Shares underlying any other Award have not vested and issued, the Award and the right to acquire Shares thereunder will terminate immediately prior to the consummation of such proposed action.
(c)    Change of Control.
(i)    Stock Options and SARs. In the event of a Change of Control, each outstanding Option and SAR shall be assumed or an economically equivalent option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to so assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change of Control, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the Change of Control, the option or stock appreciation right confers the right to purchase or receive, for each Share subject to the Option or SAR immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.
(ii)    Restricted Stock Units, Performance Shares, Performance Units and Deferred Stock Units. In the event of a Change of Control, each outstanding Restricted Stock Unit, Performance Share, Performance Unit and Deferred Stock Unit Award shall be assumed or an economically equivalent Restricted Stock Unit, Performance Share, Performance Unit and Deferred Stock Unit Award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to so assume or substitute for the Restricted Stock Unit, Performance Share, Performance Unit or Deferred Stock Unit Award, the Participant shall fully vest in the Restricted Stock Unit, Performance Share, Performance Unit or Deferred Stock Unit Award, including as to Shares (or with respect to Performance Units, the cash equivalent thereof) which would not otherwise be vested. For the purposes of this paragraph, a Restricted Stock Unit, Performance Share, Performance Unit and Deferred Stock Unit Award shall be considered assumed if, following the Change of Control, that Award confers the right to purchase or receive, for each Share (or with respect to Performance Units, the cash equivalent thereof) subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.
(iii)    Automatic Vesting Acceleration. The Administrator shall have the authority to structure one or more Awards under the Plan so that those Awards shall automatically vest in whole or in part immediately prior the effective date of a Change of Control transaction or upon the subsequent termination of the Participant’s status as a Service Provider within a designated period following the effective date of such Change of Control, whether or not those Awards are assumed or substituted for in that Change of Control.
(iv)    Section 162(m) Awards. The Administrator shall also have the authority to structure one or more Restricted Stock Unit, Performance Share, Performance Unit or Deferred Stock Unit Awards intended to qualify as performance-based compensation under Code Section 162(m) so that those Awards will automatically vest in whole or in part immediately prior the effective date of a Change of Control transaction or upon an involuntary termination of the Participant’s status as a Service Provider within a designated period following the effective date of such Change of Control, even though the automatic vesting of those Awards may result in their loss of performance-based status under Code Section 162(m).
19.Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.
20.Amendment and Termination of the Plan.
(a)    Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan; provided, however, that the Board may not materially amend the Plan without obtaining stockholder approval.
(b)    Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Section 422 of the Code (or any successor rule or statute) or other Applicable Laws, rules or regulations, including the requirements of any exchange on which the Common Stock is listed or quoted. Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.
(c)    Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing (or electronic format) and signed by the Participant and the Company.
21.Conditions Upon Issuance of Shares.
(a)    Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award or the issuance and delivery of such Shares (or with respect to Performance Units, the cash equivalent thereof) shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.
(b)    Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
22.Liability of Company.
(a)    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
(b)    Grants Exceeding Allotted Shares. If the Awarded Stock covered by an Award exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Awarded Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 20(b) of the Plan, and no Shares subject to any Award shall actually be issued unless and until such stockholder approval is obtained.
23.Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
24. Forfeiture Events.    The Administrator may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award granted on or after November 7, 2018, will be subject to the reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of such Award. Notwithstanding any provisions to the contrary under this Plan, such Award shall be subject to the Company’s clawback policy as may be established and/or amended from time to time (the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of such Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws.